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                                                                   EXHIBIT 99(j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 27 to the registration statement on Form N-1A ("Registration Statement") of our report dated August 22, 2005, relating to the financial statements and financial highlights which appears in the June 30, 2005 Annual Report to Shareholders of the Meridian Equity Income Fund, the Meridian Growth Fund and the Meridian Value Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

San Francisco, California
October 26, 2005